Exhibit 99.2

SCHEDULE IDENTIFYING THE DIFFERENCES BETWEEN THE OMNIBUS INSTRUMENT (THE "OMNIBUS INSTRUMENT") RELATING TO THE NOTES ISSUED BY THE TRUST IDENTIFIED ON THE COVER PAGE OF THE EXCHANGE ACT REPORT INTO WHICH THIS EXHIBIT 99.2 IS INCORPORATED BY REFERENCE (THE "TRUST") AND EXHIBIT 4.5 TO HARTFORD LIFE GLOBAL FUNDING TRUST 2007-001'S REPORT ON FORM 8-K FILED ON JANUARY 22, 2007 ("EXHIBIT 4.5").


OMITTED DOCUMENT:

The Omnibus Instrument

DIFFERENCES:

The terms of the Omnibus Instrument vary from those contained in Exhibit 4.5 in the following manner:

1.   The trust listed in the Omnibus Instrument is the Trust.

2. The Formation Date is the Trade Date listed in the pricing supplement filed by Hartford Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust (the "Pricing Supplement").

3.   The Issuance Date is the issuance date listed in the Pricing Supplement.

4. In SECTION C, DISTRIBUTION AGREEMENT, on Page 6 in "PART 6. TIME OF SALE" with respect to the Notes, the Time of Sale is 1:00 P.M. unless a different time of sale is listed in the Pricing Supplement.

5. In SECTION C, DISTRIBUTION AGREEMENT, on Page 6 in "PART 7. ADDITIONAL TERMS" the entry is "None," unless otherwise specified in the Pricing Supplement.

6. The party executing the Distribution Agreement as "Agent" is the agent or agents listed in the Pricing Supplement.

7. If the Pricing Supplement indicates that the Delaware Trustee identified in the Omnibus Instrument is other than Wilmington Trust Company, the Delaware Trustee so identified is the party executing the Trust Agreement, the Indenture, the Distribution Agreement and the Coordination Agreement.

8. If the Pricing Supplement indicates that the Administrator identified in the Omnibus Instrument is other than AMACAR Pacific Corp., the Administrator and Trust Beneficial Owner so identified is the party executing the Trust Agreement and the Coordination Agreement.

9. If the Pricing Supplement indicates that the Indenture Trustee is other than The Bank of New York Trust Company, N.A. as successor to JPMorgan Chase Bank, N.A., the Indenture Trustee so identified is the party executing the Indenture and the Coordination Agreement.

10.  Exhibit A is the Pricing Supplement.

11. The additional opinions, negative assurances and/or comfort letter are required to be delivered on the issuance date are those additional opinions, negative assurances and/or comfort letter specified in the Pricing Supplement.

12. Any further terms and conditions as may be effected in any additional schedule, exhibit or similar attachment to said Omnibus Instrument as may be filed as an exhibit to the Exchange Act report into which this Exhibit
     99.2 is incorporated by reference.